                                                             Exhibits 5 and 23.1
                                  June 26, 2006

EasyLink Services Corporation
33 Knightsbridge Road
Piscataway, NJ 08854

         Re: Registration Statement on Form S-8 of EasyLink Services Corporation Relating to the Issuance of Shares of Class A Common Stock Pursuant to the EasyLink Services Corporation 2005 Stock and Incentive Plan (the "2005 Stock and Incentive Plan") and the EasyLink Services Corporation Employee Stock Purchase Plan (the "ESPP"; the 2005 Stock and Incentive Plan and the ESPP being referred to herein collectively as the "Plans" and individually as a "Plan")

Ladies and Gentlemen:

         I have acted as counsel to EasyLink Services Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 5,000,000 shares (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share, to be issued pursuant to the provisions of the above-referenced Plans. I have examined such records, documents, statutes and decisions as I have deemed relevant in rendering this opinion.

         I am of the opinion that when:

                  (a) the applicable provisions of the Act and of State securities or blue sky laws shall have been complied with, and

                  (b) the Company's Board of Directors or the Compensation Committee thereof shall have duly authorized an award or purchase under the Plans in accordance with the terms of the Plans, and

                  (c) the Shares shall have been duly issued and paid for in an amount not less than par value of $0.01 per share in accordance with the terms of the Plans,

the Shares will be legally issued, fully paid and non-assessable.

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                   Very truly yours,


                                   /s/David Ambrosia
                                   --------------------
                                   David Ambrosia, Esq.